SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[  ]      Preliminary Proxy Statement

[_]      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[X]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_]      Soliciting Material Under Rule 14a-12

AB Bond Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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AB BOND FUND, INC.

─AB High Yield Portfolio

1345 Avenue of the Americas

New York, New York 10105

Toll Free (800) 221-5672

December 14, 2017

Dear Stockholder:

The Board of Directors (the “Directors”) of AB Bond Fund, Inc., a Maryland corporation and an open-end management investment company (the “Company”), is asking the stockholders of the AB High Yield Portfolio (the “Fund”), a series of the Company, to approve an amendment to the investment advisory agreement between AllianceBernstein L.P. (the “Adviser”) and the Company with respect to the Fund to change the Fund’s advisory fee to a performance-based, or “fulcrum,” fee (the “Proposal”). For this purpose, the Directors have approved a Special Meeting of Stockholders of the Fund (the “Meeting”) to be held on January 18, 2018.

The Proposal is described in more detail in the attached Proxy Statement. You should review the Proxy Statement carefully and retain it for future reference.

The Directors have given careful consideration to the Proposal and have concluded that the Proposal is in the best interests of the Fund. The Directors unanimously recommend that you vote “for” the Proposal.

We welcome your attendance at the Meeting. If you are unable to attend, we encourage you to authorize a proxy to vote your shares. Computershare Fund Services, a proxy solicitation firm (the “Proxy Solicitor”), has been selected to assist in the proxy solicitation process. If we have not received your proxy as the date of the Meeting approaches, you may receive a telephone call from the Proxy Solicitor to remind you to authorize a proxy to vote your shares. No matter how many shares you own, your vote is important.

Sincerely,

Robert M. Keith

President

AB BOND FUND, INC.

─AB High Yield Portfolio

1345 Avenue of the Americas

New York, New York 10105

Toll Free (800) 221-5672

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 18, 2018

To the Stockholders of AB High Yield Portfolio:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of AB High Yield Portfolio (the "Fund"), a series of AB Bond Fund, Inc., an open–end management investment company organized as a Maryland corporation (the "Company"), will be held at 2:30 p.m. Eastern time at the offices of AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York l0105, on January 18, 2018.

At the Meeting, you will be asked to consider and vote on:

•	a proposal to approve an amendment to the investment advisory agreement between AllianceBernstein L.P., the Fund's investment adviser, and the Company with respect to the Fund to change the Fund's advisory fee to a performance-based, or "fulcrum," fee.

Record owners of shares of the Fund as of the close of business on November 6, 2017 are entitled to vote at the Meeting or any adjournments or postponements thereof. If you attend the Meeting, you may vote your shares in person. If you do not attend the Meeting, you may authorize a proxy to vote your shares by completing, signing and returning the enclosed proxy card, or by following the instructions on the proxy card to authorize a proxy to vote your shares by telephone or through the internet.

Your vote is important. If you have any questions, please contact us toll-free at (800) 221-5672 for additional information.

By order of the Board of Directors

Sincerely,

Emilie Wrapp
Secretary
December 14, 2017

IMPORTANT — We urge you to sign, date and return the enclosed proxy card in the enclosed addressed envelope, which requires no postage and is intended for your convenience. You also may vote through the Internet, by visiting the website address on your proxy card, or by telephone, by using the toll-free number on your proxy card. Your prompt vote may save the Fund the necessity of further solicitations for action at the Meeting. If you can attend the Meeting and wish to vote your shares in person at that time, you will be able to do so.

AB BOND FUND, INC.

─AB High Yield Portfolio

1345 Avenue of the Americas

New York, New York 10105

Toll Free (800) 221-5672

QUESTIONS AND ANSWERS

The following questions and answers provide an overview of key features of the proposal and of the information contained in the attached Proxy Statement. Please review the full Proxy Statement before casting your vote or authorizing a proxy to vote your shares.

1.	What is this document and why was it sent to you?

The attached Proxy Statement provides you with information about the proposed amendment to the investment advisory agreement (the "Amended Agreement") of the AB High Yield Portfolio (the "Fund"), a series of AB Bond Fund, Inc., a Maryland corporation (the "Company"), to change the Fund's advisory fee to a performance-based, or "fulcrum," fee. The purpose of the Proxy Statement is to solicit votes from stockholders of the Fund to approve the proposed Amended Agreement, which is included as Appendix A to the Proxy Statement. The Proxy Statement contains information that stockholders of the Fund should know before voting on the Amended Agreement.

2.        Will the change in advisory fee structure result in a higher investment advisory fee rate for stockholders of the Fund?

The proposed "FlexFee" structure for the Fund would have a base advisory fee rate that is lower than the rate payable by the Fund under its current investment advisory agreement at any level of Fund assets. However, due to the performance component of the proposed fee, the investment advisory fee rate paid by the Fund following the Amended Agreement taking effect may be higher or lower than the current investment advisory fee rate. For the fiscal year ended October 31, 2017, the Fund would have paid an investment advisory fee at the annual rate of 0.55% of average daily net assets (without fee waivers). If the Amended Agreement had been in effect for the fiscal year ended October 31, 2017, the Fund would have paid a performance-adjusted investment advisory fee at the annual rate of 0.28% of average daily net assets (without fee waivers). If the Amended Agreement had been in effect for each of the three calendar years ended December 31, 2016, December 31, 2015, and December 31, 2014, the Fund would have paid performance-adjusted investment advisory fees at the annual rates of 0.21%, 0.20% and 0.55% of average daily net assets, respectively. The fee rate paid after implementation of the Amended Agreement will depend upon the Fund's future investment performance. In order for the Fund to pay the 0.55% annual fee rate it paid (prior to fee waivers) during its most recent fiscal year under the Amended Agreement, the Fund's performance would have to exceed that of the selected index of liquid high yield corporate debt securities (as described in more detail below) by approximately 1.31%.

3.	Will the changes to the Fund result in higher total Fund expenses?

Subject to stockholder approval of the Amended Agreement, the Adviser has contractually agreed to waive fees and/or to bear expenses of the Fund through December 31, 2019 to the extent necessary to prevent total Fund expenses (excluding the investment advisory fees and certain other expenses), on an annualized basis, from exceeding 0.10% of average daily net assets (the “New Expense Limitation”). The New Expense Limitation would result in lower non-advisory expenses for the Fund than results from the expense limitation currently in place for the Fund, which effectively limits non-advisory expenses of Advisor Class shares of the Fund to 0.15% of average daily net assets and resulted in a total net expense ratio for Advisor Class shares of 0.70% for the fiscal year ended October 31, 2017. If the Amended Agreement and New Expense Limitation had been in effect for the fiscal year ended October 31, 2017, the Fund would have had a total net expense ratio of 0.38% of average daily net assets. If the Amended Agreement and New Expense Limitation had been in effect for each of the three calendar years ended December 31, 2016, December 31, 2015 and December 31, 2014, the Fund would have had total net expense ratios of 0.31%, 0.30% and 0.65% of average daily net assets, respectively.

If the Amended Agreement is approved by stockholders, net fund operating expenses will remain the same or decrease for all stockholders, depending on the class, assuming the current expense cap (until the implementation of the Amended Agreement) and the proposed expense cap thereafter remain in place. Gross fund operating expenses (i.e., fund operating expenses before fee waivers and/or expense reimbursements), however, may be higher for stockholders in some classes. At this time, the Adviser has no intention to terminate the current or proposed expense caps.

4.	What is the recommendation of the Board of Directors on the Amended Agreement?

At a meeting held on October 31—November 2, 2017, the Board of Directors of the Company (the "Directors") determined that the Amended Agreement is in the best interests of the Fund. In reaching this determination, the Directors reviewed and analyzed various factors it deemed relevant, including the factors discussed under "Board Consideration of the Amended Agreement" in the Proxy Statement. The Directors recommend that stockholders vote to approve the Amended Agreement.

5.	Will the Fund's investment objective and principal investment strategies change?

No, the Fund’s investment objective and principal investment strategies will remain the same. A number of other changes to the Fund are described in the Proxy Statement, including changing the Fund’s name, performance benchmark, fiscal year, and custodian and accounting agent; and converting each of the Fund’s outstanding Class A, Class C, Class R, Class I and Class Z shares to Advisor Class shares.

6.	What happens if stockholders of the Fund do not approve the Amended Agreement?

If stockholders of the Fund do not approve the Amended Agreement, the Amended Agreement will not take effect, and the Fund will continue to pay investment advisory fees as specified in the Fund's current investment advisory agreement. Irrespective of whether stockholders approve the Amended Agreement, the Fund will bear its allocated share of expenses relating to the Special Meeting of Stockholders of the Fund (the “Meeting”), including the preparation, printing and mailing of the proxy materials, subject to the applicable expense limitation.

7.	Who do I call if I have questions about the Meeting or the Amended Agreement?

If you have any questions about the Meeting or the Amended Agreement, please call AllianceBernstein Investor Services, Inc. toll-free at (800) 221-5672 from 9:00 a.m. to 5:00 p.m. Eastern time, or Computershare Fund Services, the Fund's proxy solicitor, at (800) 708-7956.

PROXY STATEMENT

AB BOND FUND, INC.

─AB High Yield Portfolio

1345 Avenue of the Americas

New York, New York 10105

Toll Free (800) 221-5672

_______

SPECIAL MEETING OF STOCKHOLDERS

JANUARY 18, 2018

_______

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" or "Directors") of AB Bond Fund, Inc. , a Maryland corporation (the "Company"), to be voted on a proposal affecting the AB High Yield Portfolio (the "Fund"), a series of the Company, at a Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105, on January 18, 2018 at 2:30 p.m. Eastern time.

The Fund is sending you this Proxy Statement to ask you to consider and vote on:

•	a proposal to approve an amendment to the investment advisory agreement between AllianceBernstein L.P. (the “Adviser”) and the Company with respect to the Fund to change the Fund’s advisory fee to a performance-based, or “fulcrum,” fee.

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are being mailed or otherwise distributed to stockholders of the Fund on or about December 18, 2017.

Any stockholder who owned shares of the Fund at the close of business on November 6, 2017 (the "Record Date") is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to one vote. If the accompanying proxy card is properly executed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked by the stockholder. Executed proxies that are timely received but not clearly marked will be voted FOR the proposal.

TABLE OF CONTENTS

Page

PROPOSAL: APPROVAL OF AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT	1
The Adviser	1
Description of the Amended Agreement	3
Comparative Fee and Expense Information	5
Board Consideration of the Amended Agreement	8
Share Class Conversion	13
VOTING INFORMATION	13
ADDITIONAL INFORMATION	14
Other Service Agreements	14
Officers of the Company	14
Brokerage and Research Services	16
Payment of Proxy and Other Expenses Related to the Proposal	16
INFORMATION REGARDING THE FUND	17
Shares Outstanding	17
Ownership of Shares	17
Submission of Proposals for Next Meeting of Stockholders	19
Reports to Stockholders	20
Householding	20
Appendix A: FORM OF AMENDED AGREEMENT	A-1

PROPOSAL: APPROVAL OF AMENDMENT TO THE

INVESTMENT ADVISORY AGREEMENT

At the Meeting, stockholders of the Fund will be asked to approve an amendment to the Fund's investment advisory agreement (the "Agreement") (the "Proposal"). A general description of the Agreement is included below. The description is qualified entirely by reference to the form of Agreement included as Appendix A to this Proxy Statement, which is marked to show the proposed amendment to the Agreement. The Agreement, as amended, is referred to as the "Amended Agreement" and is identical in all material respects to the Agreement, except that it reflects (i) the imposition of the new fulcrum fee structure and (ii) a change in the name of the Fund from "AB High Yield Portfolio" to "AB FlexFeeTM High Yield Portfolio." Information about the Adviser is set forth below in the section entitled "The Adviser".

At an in-person meeting of the Board held on October 31—November 2, 2017 (the "Board Meeting"), the Adviser presented its recommendation that the Board consider and approve the Amended Agreement to change the Fund's current advisory fee to a performance-based, or "fulcrum," fee. In making this recommendation, the Adviser explained that it believed a fulcrum fee would make the Fund more attractive to investors interested in either active or passive strategies from both performance and fee perspectives. In this regard, the Adviser stated that it believes a high yield fund is well suited for the performance fee structure and that there is significant investor interest in passive high yield funds, but the performance of passive high yield funds generally lags that of conventional high yield indexes. The Adviser further stated that it believes that the Fund, under a fulcrum fee arrangement, would be an attractive alternative to such passive funds. Lastly, the Adviser noted that the Fund may be attractive compared to other active high yield funds in light of its fee structure and fee levels and its strong long-term performance record.

The Board approved the Amended Agreement at the Board Meeting, and recommended that stockholders vote to approve the Amended Agreement at the Meeting. The factors that the Board considered in approving the Amended Agreement are set forth below under “Board Consideration of the Amended Agreement.” Stockholder approval of the Amended Agreement is required under applicable law because under the proposed fulcrum fee structure, the Fund would be subject to a higher management fee under certain circumstances. Accordingly, the Board recommended approval of the Amended Agreement by stockholders.

The Adviser

The Adviser is a Delaware limited partnership with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Adviser is a leading international investment adviser supervising client accounts with assets as of September 30, 2017 totaling approximately $535 billion (of which over $105 billion represented assets of registered investment companies). As of September 30, 2017, the Adviser managed retirement assets for many of the largest public and private employee benefit plans (including 16 of the nation's FORTUNE 100 companies), for public employee retirement funds across 28 states and the District of Columbia, for investment companies, and for foundations, endowments, banks and insurance companies worldwide. The 30 registered investment companies managed by the Adviser, comprising approximately 117 separate investment portfolios, had as of September 30, 2017 approximately 2.1 million stockholder accounts.

1

As of September 30, 2017, the direct ownership structure of the Adviser, expressed as a percentage of general and limited partnership interests, was as follows:

AXA and its subsidiaries	64.0%
AllianceBernstein Holding L.P.	34.9%
Unaffiliated holders	1.1%
100.0%

AXA S.A. ("AXA") with principal offices at 25 Avenue Matignon 75008, Paris, France, is a societe anonyme organized under the laws of France and the holding company for an international group of insurance and related financial services companies, through certain of its subsidiaries ("AXA and its subsidiaries"). AllianceBernstein Holding L.P., with principal offices at 1345 Avenue of the Americas, New York, NY 10105, is a Delaware limited partnership ("Holding") the units of which ("Holding Units") are traded publicly on the New York Stock Exchange under the ticker symbol "AB". As of September 30, 2017, AXA also owned approximately 2.7% of the issued and outstanding assignments of beneficial ownership of Holding Units.

AllianceBernstein Corporation (an indirect wholly-owned subsidiary of AXA) is the general partner of both Holding and the Adviser. AllianceBernstein Corporation owns 100,000 general partnership units in Holding and a 1% general partnership interest in the Adviser. Including both the general partnership and limited partnership interests in Holding and the Adviser, AXA and its subsidiaries had an approximate 64.9% economic interest in the Adviser as of September 30, 2017.

On May 10, 2017, AXA announced its intention to sell and list for trading a minority stake of its U.S. operations (expected to consist of AXA's U.S. Life & Savings business and its interest in AllianceBernstein Corporation) during the first half of 2018, subject to market conditions and the Securities and Exchange Commission ("SEC") review process. AXA and its subsidiaries will maintain a controlling interest in the Adviser.

The names and principal occupations of the Adviser's chief executive officer and directors are set forth below. Unless otherwise indicated, the business address of each person listed below is 1345 Avenue of the Americas, New York, NY 10105.

NAME	PRINCIPAL OCCUPATION
Seth Bernstein	President and Chief Executive Officer of the Adviser and Director of the Board of the General Partner of the Adviser.

Robert Zoellick	Director of the General Partner of the Adviser. Chairman of the Board of the General Partner of the Adviser.

Paul Audet	Founding and Managing Member of Symmetrical Ventures, LLC, a venture capital firm specializing in growth capital investments in the technology sector.

Ramon de Oliveira	Director of the General Partner of the Adviser.

Denis Duverne	Director of the Board of the General Partner of the Adviser. Chairman of the Board of AXA.

Barbara Fallon-Walsh	Director of the General Partner of the Adviser.

Daniel Kaye	Director of the General Partner of the Adviser.

Shelley Leibowitz	Director of the General Partner of the Adviser. Founder of SL Advisory, which advises senior executives and boards of directors in the areas of technology oversight and cybersecurity best practices.

Anders Malmström	Director of the General Partner of the Adviser. Chief Financial Officer of AXA Equitable.

Das Narayandas	Director of the General Partner of the Adviser. Edsel Bryant Ford Professor of Business Administration at Harvard Business School.

Mark Pearson	Director of the General Partner of the Adviser. Director, Chief Executive Officer and President of AXA Financial. Chairman and Chief Executive Officer of AXA Equitable.
2

Description of the Amended Agreement

Under the Agreement, the Adviser provides investment advisory services and order placement services to the Fund. The Fund pays the Adviser for these services.

Amendment to the Management Fee

Under the Agreement, the Fund pays to the Adviser a management fee at the annual rate of 0.55% of the Fund's average daily net assets up to $2.5 billion, 0.50% of average daily net assets in excess of $2.5 billion up to $5 billion, and 0.45% of average daily net assets in excess of $5 billion. Such fee is paid monthly on the last day of each month.

Under the Amended Agreement, the Fund would pay to the Adviser a management fee, consisting of a base (or fulcrum) fee and a performance adjustment (the "New Management Fee").

Base Fee. The base fee is calculated and accrued daily, at an annualized rate of 0.40% of the Fund's average daily net assets ("Base Fee").

Performance Adjustment. The New Management Fee is increased or decreased from the Base Fee by a performance adjustment (“Performance Adjustment”) that depends on whether, and to what extent, the investment performance of the Advisor Class shares of the Fund (“Measuring Class”) exceeds, or is exceeded by, the Markit iBoxx USD Liquid High Yield Index1 (“Index”) plus 0.75% (“Index Hurdle”) over the “Performance Period.” The Performance Period is initially from the effective date of the Amended Agreement (expected to be on or about February 26, 2018) to December 31, 2019 and thereafter each 12-month period beginning on the first day in the month of January through December 31 of the same year.

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 4/15 of a basis point (0.002667%) of the Fund's average daily net assets for each 0.01% (1 basis point) of absolute performance by which the performance of the Measuring Class exceeds or lags the Index Hurdle for the period from the beginning of the Performance Period through the current business day.

The Amended Agreement provides that the maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of +/- 0.20% (20 basis points) of the Fund's average daily net assets ("Maximum Performance Adjustment"), which would result in a minimum total fee of 0.20% and a maximum total fee of 0.60% and would occur when the performance of the Measuring Class exceeds, or is exceeded by, the Index Hurdle by 0.75% (75 basis points) or more for the Performance Period.

_________________________

1 The Index is designed to reflect the performance of U.S. dollar (USD) denominated high yield corporate debt. The Index aims to offer a broad coverage of the USD-denominated high yield liquid bond universe and is limited to bond issues with more than $400 million outstanding. The Index consists of sub-investment grade USD-denominated bonds issued by corporate issuers from developed countries and that are rated by at least one of three rating services: Fitch Ratings, Moody’s Investors Service or S&P Global Ratings. The Index is market-value weighted with an issuer cap of 3%. Subject to approval by stockholders of the Amended Agreement, the Index will become the benchmark used to compare the Fund’s performance to that of the broader market (“Performance Benchmark”) in the Fund’s prospectus and stockholder reports, among other documents, replacing the Bloomberg Barclays U.S. Corporate High Yield 2% Issuer Capped Index (the “Current Index”). The Current Index is a version of the Bloomberg Barclays U.S. Corporate High Yield Index, which measures the USD-denominated, high yield, fixed-rate corporate bond market, but limits the exposure of each issuer to 2% of the total market value.

3

Under the Amended Agreement, the Fund would pay the Adviser on a monthly basis the minimum fee rate of 0.20% on an annualized basis (Base Fee minus the Maximum Performance Adjustment) applied to the average daily net assets for the month. At the end of the Performance Period, the Fund would pay to the Adviser the total New Management Fee, less the amount of any minimum fees paid during the Performance Period.

Other Terms of the Agreement

Under the Agreement, the Adviser provides persons satisfactory to the Board to serve as the Fund's officers. Such officers or employees may be employees of the Adviser or its affiliates, and are paid for by the Adviser under the Agreement. The Adviser is responsible for certain expenses incurred by the Fund, including, for example, office facilities, and any expenses incurred in promoting the sale of shares of the Fund (other than the portion of the promotional expenses to be borne by the Fund in accordance with a Rule 12b-1 Plan, the costs of printing prospectuses and other reports to stockholders, and fees related to registration with the SEC and with state regulatory authorities).

The Fund assumes under the Agreement the obligation for payment of all of its other expenses. As to the obtaining of services other than those specifically provided to the Fund by the Adviser, the Fund may employ its own personnel. The Agreement provides for reimbursement to the Adviser of the costs of certain non-advisory services provided to the Fund. These reimbursable costs currently include the costs of the Adviser's personnel performing certain administrative services for the Fund, including clerical, accounting, legal and other services ("administrative services"), and associated overhead costs, such as office space, supplies and information technology. The administrative services are provided to the Fund on a fully-costed basis and include each person's total compensation and a factor reflecting the Adviser's total cost relating to that person, including all related overhead expenses. The reimbursement of these costs to the Adviser is specifically approved by the Board on a quarterly basis. During the Fund's fiscal year ended October 31, 2017, the Fund paid the Adviser a total of $0 (net of waiver) with respect to such services.

The Agreement continues in effect for two years from its effective date and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund's outstanding voting securities or by the Board, and in either case, by a majority of the Directors who are not parties to the Agreement or "interested persons" of any such party at a meeting called for the purpose of voting on such matter.

An amendment to the Agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Directors who are not interested persons of the Fund or the Adviser. The Agreement may be terminated without penalty on 60 days' written notice at the option of either party, by vote of a majority of the outstanding voting securities of the Fund, by a vote of a majority of the Directors or by the Adviser and will automatically terminate in the event of assignment.

The Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations thereunder, the Adviser shall not be liable for any action or failure to act in accordance with its duties thereunder.

Apart from the management fee, the terms of the Amended Agreement are substantially identical to those of the Agreement.

4

Other Matters Relating to the Agreement

The Agreement, which is dated July 15, 2014, was initially approved by the Board on February 5, 2014 and by the sole stockholder of the Fund on July 15, 2014. The Board most recently approved the continuance of the Agreement at the Board Meeting.

The Fund was assessed $319,636 in advisory fees during the fiscal year ended October 31, 2017 (without fee waivers). If the Amended Agreement had been in effect for such fiscal year, the Fund would have been assessed $159,100 in advisory fees, which is 50% less than the advisory fees assessed during that period.

If the Amended Agreement had been in effect for the calendar years ended December 31, 2016, December 31, 2015, and December 31, 2014, the Fund would have paid performance-adjusted investment advisory fees at the annual rates of 0.21%, 0.20% and 0.55% of average daily net assets, respectively (without fee waivers). The fee payable by the Fund under the Amended Agreement will vary depending upon the investment performance of the Fund.

A Performance Adjustment is not based on whether the absolute performance of the Measuring Class is positive or negative, but rather is based on whether such performance exceeds, or is exceeded by, the Index Hurdle. The Fund could pay a Performance Adjustment for positive relative performance even if the net asset value of shares of the Measuring Class decreases, so long as the Measuring Class's performance exceeds that of the Index Hurdle. The Fund would be subject to a higher management fee than under the Agreement when the performance of the Advisor Class shares of the Fund exceeds the performance of the Index Hurdle by more than 0.56% in a Performance Period. It is possible that, if an investor buys shares of the Fund after the beginning of a Performance Period, the investor will bear a share of a Performance Adjustment payable by the Fund based on performance that preceded the purchase of shares and from which the investor therefore did not benefit.

Comparative Fee and Expense Information

The tables and Examples below are provided to assist stockholders in understanding and comparing the fees and expenses of buying and holding shares of the Fund with the Agreement in effect, on the one hand, and the Amended Agreement, on the other. The information for the Agreement is based on the Fund’s expenses for the fiscal year ended October 31, 2017, while the information for the Amended Agreement is estimated for the current fiscal year.

With respect to the Amended Agreement, information is provided for Advisor Class shares only. If the Amended Agreement is approved by stockholders, the Fund expects to cease offering its Class A, Class C, Class R, Class I and Class Z shares and convert any of those shares outstanding to Advisor Class shares on or about February 26, 2018.2

___________________

2 Class K shares of the Fund have only been issued to the Adviser, and not to any public shareholders.  Prior to the conversion, the Adviser will redeem the Class K shares that it holds, and Class K will then cease operations.

5

Stockholder Fees (fees paid directly from your investment)

Agreement:

	Class A Shares	Class C Shares	Advisor Class Shares	Class R, K, I and Z Shares
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	4.25%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of offering price or redemption proceeds, whichever is lower)	None(a)	1.00%(b)	None	None
Exchange Fee	None	None	None	None
(a)	Purchases of Class A shares in amounts of $1,000,000 or more, or by certain group retirement plans, may be subject to a 1%, 1-year contingent deferred sales charge ("CDSC"), which may be subject to waiver in certain circumstances.
(b)	For Class C shares, the CDSC is 0% after the first year. Class C shares automatically convert to Class A shares after ten years.

Amended Agreement:

Advisor Class Shares
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None
Maximum Deferred Sales Charge (Load) (as a percentage of offering price or redemption proceeds, whichever is lower)	None
Exchange Fee	None

Annual Fund Operating Expenses (Unaudited)

(expenses that you pay each year as a percentage of the value of your investment)

Agreement:

	Class A	Class C	Advisor Class	Class R	Class K	Class I	Class Z
Management Fees	.55%	.55%	.55%	.55%	.55%	.55%	.55%
Distribution and/or Service (12b-1) Fees	.25%	1.00%	None	.50%	.25%	None	None
Other Expenses:
Transfer Agent	.19%	.22%	.20%	.20%	.05%	.02%	.02%
Other Expenses	1.57%	1.59%	1.66%	1.65%	1.48%	1.48%	.74%
Total Other Expenses	1.76%	1.81%	1.86%	1.85%	1.53%	1.50%	.76%
Acquired Fund Fees and Expenses	.01%	.01%	.01%	.01%	.01%	.01%	.01%
Total Annual Fund Operating Expenses	2.57%	3.37%	2.42%	2.91%	2.34%	2.06%	1.32%
Fee Waiver and/or Expense Reimbursement(a)	(1.62)%	(1.67)%	(1.72)%	(1.71)%	(1.39)%	(1.36)%	(.62)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	.95%	1.70%	.70%	1.20%	.95%	.70%	.70%

(a)	The Adviser has contractually agreed to waive its management fees and/or to bear expenses of the Fund through January 31, 2019 to the extent necessary to prevent total Fund operating expenses (excluding acquired fund fees and expenses other than the advisory fees of any AB Mutual Funds in which the Fund may invest, interest expense, taxes, extraordinary expenses, and brokerage commissions and other transaction costs), on an annualized basis, from exceeding .95%, 1.70%, .70%, 1.20%, ..95%, .70% and .70% of average daily net assets, respectively, for Class A, Class C, Advisor Class, Class R, Class K, Class I and Class Z shares ("expense limitations"). Any fees waived and expenses borne by the Adviser prior to July 15, 2015 may be reimbursed by the Fund until the end of the third fiscal year after the fiscal period in which the fee was waived or the expense was borne, provided that no reimbursement payment will be made that would cause the Fund's Total Annual Fund Operating Expenses to exceed the expense limitations. In connection with the Fund's investments in AB Government Money Market Portfolio (the "Money Market Portfolio"), the Adviser has contractually agreed to waive its management fee from the Fund and/ or reimburse other expenses of the Fund in an amount equal to the Fund's pro rata share of the Money Market Portfolio's effective management fee, as included in "Acquired Fund Fees and Expenses."

6

Amended Agreement (pro forma):

Advisor Class
Management Fees(a)	.40%*
Distribution and/or Service (12b-1) Fees	None
Other Expenses:
Transfer Agent	.06%
Other Expenses	2.04%
Total Other Expenses(b)	2.10%
Acquired Fund Fees and Expenses	.01%
Total Annual Fund Operating Expenses	2.51%
Fee Waiver and/or Expense Reimbursement(c)	(2.01)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	.50%

*Restated to reflect current fees.

(a)	The management fee paid to the Adviser consists of a base fee at an annualized rate of 0.40% of the Fund's average daily net assets and a positive or negative performance adjustment of up to an annualized rate of 0.20% based upon the Fund's performance relative to the Markit iBoxx USD Liquid High Yield Index, resulting in a minimum total fee of 0.20% and a maximum total fee of 0.60%.
(b)	Total Other Expenses are estimated for the current fiscal year.
(c)	The Adviser has contractually agreed to waive fees and/or to bear expenses of the Fund through December 31, 2019 to the extent necessary to prevent Total Other Expenses (excluding acquired fund fees and expenses other than the advisory fees of any AB Mutual Funds in which the Fund may invest, interest expense, taxes, extraordinary expenses, and brokerage commissions and other transaction costs), on an annualized basis, from exceeding 0.10% of average daily net assets ("expense limitation"). Any fees waived and expenses borne by the Adviser may be reimbursed by the Fund until the end of the third fiscal year after the fiscal period in which the fee was waived or the expense was borne, provided that no reimbursement payment will be made that would cause the Fund's Total Other Expenses to exceed the expense limitation. In connection with the Fund's investments in AB Government Money Market Portfolio (the "Money Market Portfolio"), the Adviser has contractually agreed to waive its management fee from the Fund and/ or reimburse other expenses of the Fund in an amount equal to the Fund's pro rata share of the Money Market Portfolio's effective management fee, as included in "Acquired Fund Fees and Expenses."
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Management Fee Waiver

The Adviser has agreed to waive the management fee by limiting the Fund's accrual of the New Management Fee (Base Fee plus Performance Adjustment) on any day to the amount corresponding to the maximum fee rate multiplied by the Fund's current net assets as of the preceding day if such amount is less than the amount that would have been accrued based on the Fund's average daily net assets for the Performance Period. This fee waiver is primarily intended to limit the New Management Fee paid by stockholders when Fund assets have decreased but Fund performance is strong.

Examples (Unaudited)

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your Fund shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, that the Fund's operating expenses stay the same and that any expense limitation or fee waiver are in effect through the date indicated above. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Agreement:

	Class A	Class C		Advisor Class	Class R	Class K	Class I	Class Z
After 1 Year	$518	$273	*	$72	$122	$97	$72	$72
After 3 Years	$1,042	$880		$589	$739	$597	$514	$357
After 5 Years	$1,593	$1,611		$1,134	$1,382	$1,124	$983	$664
After 10 Years	$3,090	$3,545		$2,625	$3,110	$2,569	$2,281	$1,536

* If you did not redeem your shares at the end of the period, your expenses would be decreased by $100.

Amended Agreement (pro forma):

Advisor Class
After 1 Year	$51
After 3 Years	$376
After 5 Years	$941
After 10 Years	$2,481

Board Consideration of the Amended Agreement

At the Board Meeting, the Adviser presented its recommendation that the Board of the Company consider and approve the Amended Agreement with respect to the Fund to change the Fund's current advisory fee to a performance-based, or fulcrum, fee. The Adviser explained that it believed a fulcrum fee would make the Fund more attractive to investors interested in either active or passive strategies from both performance and fee perspectives. In this regard, the Adviser stated that it believes a high yield fund is well suited for the performance fee structure and that there is significant investor interest in passive high yield funds, but the performance of passive high yield funds generally lags that of conventional high yield indexes. The Adviser further stated that it believes that the Fund, under a fulcrum fee arrangement, would be an attractive alternative to such passive funds. Lastly, the Adviser noted that the Fund may be attractive compared to other active high yield funds in light of its fee structure and fee levels and its strong long-term performance record.

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At the recommendation of the Adviser, the Board, including a majority of the Directors who are not interested persons of the Company (the "Independent Directors") as defined in the Investment Company Act of 1940, as amended ("1940 Act"), approved the Amended Agreement between the Company, on behalf of the Fund, and the Adviser, for an initial two-year period, at the Board Meeting, which was held in-person. The Board, including the Independent Directors, recommends approval of the Amended Agreement by stockholders.

At the Board Meeting, the Board also approved (i) changing the Fund's name to "AB FlexFeeTM High Yield Portfolio," (ii) changing the Fund's Performance Benchmark from the Current Index to the Index, (iii) converting the Fund's outstanding Class A, Class C, Class R, Class I and Class Z shares to Advisor Class shares, (iv) changing the Fund's fiscal year end from October 31 to December 31, consistent with the other mutual funds advised by the Adviser that pay similar performance-based management fees (“AB FlexFee Funds”); and (v) changing the Fund's custodian and accounting agent to Brown Brothers Harriman & Co., the agent for the other AB FlexFee Funds. Implementation of the foregoing changes and actions is conditioned upon approval by stockholders of the Amended Agreement and would be effective on or about February 26, 2018.

In considering the Adviser's recommendation for the Fund, the Directors considered materials presented to them concerning the SEC's published guidance on factors that should be considered in connection with fulcrum fee arrangements, including the following factors: (1) the fairness of the fulcrum fee; (2) selection of an appropriate index against which fund performance should be measured; (3) variations in periods used for computing average asset values and performance; (4) length of period over which performance is computed; (5) computation of performance over a rolling period; (6) performance for transitional periods; (7) computation of the performance of the fund and the index with respect to payment of dividends and capital gains distributions; and (8) avoidance of basing significant fee adjustments upon random or insignificant differences. The Directors had extensive discussions about the Adviser's proposed change of Performance Benchmark for the Fund, and the use of the Index plus a hurdle rate for purposes of calculating the fulcrum fee, recognizing that the Current Index, like the Fund, includes less liquid securities, and that the performance of the Index, which includes significantly fewer less liquid securities, can be expected to be lower than that of the Current Index, making it a less challenging benchmark. The Directors determined to approve the proposed changes, due to, among other things: the .75% hurdle in the proposed management fee arrangement; the fact that the Adviser would need to achieve significant outperformance before earning a fee higher than the current fee and that based on historical performance of the Index and the Fund the proposal would result in a material fee reduction; and the Adviser's desire to position the Fund as a competitor to exchange-traded funds that use benchmarks similar or identical to the proposed Performance Benchmark.

At the Board Meeting, the Directors also approved continuance of the Agreement for an additional annual term or, if earlier, until such time as the Amended Agreement takes effect.

Prior to their approval of the Amended Agreement, the Directors had requested from the Adviser, and received and evaluated, extensive materials. They reviewed the proposed Amended Agreement with the Adviser and with experienced counsel who are independent of the Adviser, who advised on the relevant legal standards. The Directors also reviewed an independent evaluation prepared by the Company's Senior Officer (who is also the Company's Independent Compliance Officer), who acted as their independent fee consultant, of the reasonableness of the proposed performance-based management fee, in which the Senior Officer concluded that the proposed contractual fee for the Fund was reasonable. The Directors also discussed the proposed approval in private sessions with counsel and the Company's Senior Officer.

The Directors considered the fact that the Amended Agreement would have terms and conditions substantially identical to those of the Agreement with the exception of the change of the current advisory fee to a performance-based, or fulcrum, fee under the Amended Agreement and the change in the name of the Fund.

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The Directors considered their knowledge of the nature and quality of the services provided by the Adviser to the Fund gained from their experience as directors or trustees of most of the registered investment companies advised by the Adviser, their overall confidence in the Adviser's integrity and competence they have gained from that experience, the Adviser's initiative in identifying and raising potential issues with the Directors and its responsiveness, frankness and attention to concerns raised by the Directors in the past, including the Adviser's willingness to consider and implement organizational and operational changes designed to improve investment results and the services provided to the AB Funds. The Directors noted that they have four regular meetings each year, at each of which they review extensive materials and information from the Adviser, including information on the investment performance of the Fund.

The Directors also considered all factors they believed relevant, including the specific matters discussed below. During the course of their deliberations, the Directors evaluated, among other things, the reasonableness of the proposed management fee. The Directors did not identify any particular information that was all-important or controlling, and different Directors may have attributed different weights to the various factors. The Directors determined that the selection of the Adviser to manage the Fund, and the overall arrangements between the Fund and the Adviser, as provided in the Amended Agreement, including the proposed performance-based management fee, were fair and reasonable in light of the services performed, expenses incurred and such other matters as the Directors considered relevant in the exercise of their business judgment. The material factors and conclusions that formed the basis for the Directors' determinations included the following:

Nature, Extent and Quality of Services Provided

The Directors considered the scope and quality of services to be provided by the Adviser under the Amended Agreement, including the quality of the investment research capabilities of the Adviser and the other resources it has dedicated to performing services for the Fund. The Directors noted that the Adviser from time to time reviews the Fund's investment strategies and from time to time proposes changes intended to improve the Fund's relative or absolute performance for the Directors' consideration. They also noted the professional experience and qualifications of the Fund's portfolio management team and other senior personnel of the Adviser. The Directors also considered that the Amended Agreement, similar to the Agreement, provides that the Fund will reimburse the Adviser for the cost to it of providing certain clerical, accounting, administrative and other services to the Fund by employees of the Adviser or its affiliates. Requests for these reimbursements are made on a quarterly basis and subject to approval by the Directors. In the Fund's last fiscal year, the Adviser did not request any reimbursements from the Fund. The Directors noted that the methodology to be used to determine the reimbursement amounts had been reviewed by an independent consultant retained by the Company's Senior Officer. The quality of administrative and other services, including the Adviser's role in coordinating the activities of the Fund's other service providers, also was considered. The Directors concluded that, overall, they were satisfied with the nature, extent and quality of services to be provided to the Fund under the Amended Agreement.

Costs of Services to be Provided and Profitability

The Adviser agreed to provide the Directors with profitability information in connection with future proposed continuances of the Amended Agreement and the Directors recognized that such information for 2018 and subsequent years would differ from that reviewed previously as a result of the imposition of the proposed performance fee. The Directors also noted that, due to the performance fee component of the proposed management fee, profitability would tend to be higher with better performance relative to the Index, which they considered to create an appropriate alignment of incentives.

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Fall-Out Benefits

The Directors considered the other benefits to the Adviser and its affiliates from their relationships with the Fund, including, but not limited to, benefits relating to transfer agency fees paid by the Fund to a wholly owned subsidiary of the Adviser. The Directors recognized that the Fund's unprofitability to the Adviser would be exacerbated without these benefits. The Directors understood that the Adviser also might derive reputational and other benefits from its association with the Fund.

Investment Results

In addition to the information reviewed by the Directors in connection with the Board Meeting, the Directors receive detailed performance information for the Fund at each regular Board meeting during the year.

At the Board Meeting, the Directors reviewed performance information for the Fund's operations as AB Bond Fund – AB High Yield Portfolio prepared by an analytical service that is not affiliated with the Adviser (the "15(c) service provider"), showing the performance of the Class A shares of the Fund against a group of similar funds ("peer group") and a larger group of similar funds ("peer universe"), each selected by the 15(c) service provider, and information prepared by the Adviser showing performance of the Class A shares against a broad-based securities market index, in each case for the 1-, 3-, 5- and 10-year period ended July 31, 2017 and (in the case of comparisons with the broad-based securities market index) for the period from inception. Based on their review, and their discussion with the Adviser of the reasons for the Fund's underperformance in certain periods, the Directors concluded that the Fund's investment performance was acceptable. They noted that the Fund's future performance would be affected by the performance fee component in the proposed management fee.

Management Fees and Other Expenses

The Directors considered the proposed management fee rate payable by the Fund to the Adviser and information prepared by the 15(c) service provider concerning management fee rates paid by other funds in the same category as the Fund. The Directors recognized that it is difficult to make comparisons of management fees because there are variations in the services that are included in the fees paid by other funds. The Directors compared the Fund's proposed contractual effective management fee rate with a peer group median. The information reviewed by the Directors showed that the Fund’s proposed base contractual management fee rate of 40 basis points and maximum fee rate of 60 basis points were lower than the Fund's peer group median of 69 basis points. The fee rate payable after implementation of the Amended Agreement will depend upon the Fund's future investment performance.

In considering the proposed performance-based fee, the Directors discussed, among other things: (i) the appropriateness of the Index, (ii) the Index Hurdle and (iii) the funds against which the Fund will compete from a fee perspective.

The Directors recognized that the Adviser's total compensation from the Fund pursuant to the Amended Agreement would be increased by amounts paid pursuant to the expense reimbursement provision in the Amended Agreement, and that the impact of such expense reimbursement would depend on the size of the Fund and the extent to which the Adviser requests reimbursements pursuant to this provision.

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The Directors also considered the Adviser's fee schedule for other clients pursuing a similar investment style. For this purpose, they reviewed the relevant advisory fee information from the Adviser's Form ADV and the evaluation from the Company's Senior Officer and noted the differences between the Fund's proposed fee schedule, on the one hand, and the Adviser's institutional fee schedule and the schedule of fees charged by the Adviser to any offshore funds and any sub-advised funds, on the other. The Directors noted that the Adviser may, in some cases, agree to fee rates with large institutional clients that are lower than those reviewed by the Directors and that they had previously discussed with the Adviser its policies in respect of such arrangements.

The Adviser reviewed with the Directors the significantly greater scope of the services it provides to the Fund relative to institutional, offshore fund and sub-advised fund clients. In this regard, the Adviser noted, among other things, that, compared to institutional and offshore accounts, the Fund (i) demands considerably more portfolio management, research and trading resources due to significantly higher daily cash flows; (ii) has more tax and regulatory restrictions; (iii) must prepare and distribute regulatory and other communications about fund operations; (iv) must service, and be marketed to, retail investors and financial intermediaries; and (v) requires a larger sales support infrastructure. In light of the substantial differences in services rendered by the Adviser to institutional, offshore fund and sub-advised fund clients as compared to funds such as the Fund, the Directors considered these fee comparisons inapt and did not place significant weight on them in their deliberations.

The Directors noted that the Fund may invest in shares of exchange-traded funds ("ETFs"), subject to the restrictions and limitations of the 1940 Act as these may be varied as a result of exemptive orders issued by the SEC. The Directors also noted that ETFs pay advisory fees pursuant to their advisory contracts. The Directors concluded, based on the Adviser's explanation of how it uses ETFs when they are the most cost-effective way to obtain desired exposures or to "equitize" cash inflows pending purchases of underlying securities, that the proposed management fee would be for services that would be in addition to, rather than duplicative of, the services provided under the advisory contracts of the ETFs.

With respect to the proposed management fee, the Directors considered the proposed total expense ratios of the Advisor Class shares of the Fund in comparison to a peer group and peer universe selected by the 15(c) service provider. The Directors also considered the Adviser's proposed expense cap for the "other expenses" of the Fund (expenses excluding the advisory fee, Rule 12b-1 fees, and certain other expenses typically excluded from the Adviser's expense caps) for the period ending December 31, 2019. The Directors noted that it was likely that the expense ratios of some of the other funds in the Fund's category were lowered by waivers or reimbursements by those funds' investment advisers, which in some cases might be voluntary or temporary. The Directors view expense ratio information as relevant to their evaluation of the Adviser's services because the Adviser is responsible for coordinating services provided to the Fund by others. Based on their review, the Directors concluded that the Fund's proposed expense ratios were acceptable.

Economies of Scale

The Directors noted that the proposed management fee schedule for the Fund, unlike the current management fee schedule, does not contain breakpoints and that they had discussed their strong preference for breakpoints in advisory contracts with the Adviser. The Directors took into consideration prior presentations by an independent consultant on economies of scale in the mutual fund industry and for the AB Funds, and by the Adviser concerning certain of its views on economies of scale. The Directors also had requested and received from the Adviser certain updates on economies of scale in advance of the Board Meeting. The Directors believe that economies of scale may be realized (if at all) by the Adviser across a variety of products and services, and not only in respect of a single fund. The Directors noted that there is no established methodology for setting breakpoints that give effect to the fund-specific services provided by a fund's adviser and to the economies of scale that an adviser may realize in its overall mutual fund business or those components of it which directly or indirectly affect a fund's operations. The Directors observed that in the mutual fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. The Directors also noted that the advisory agreements for many funds do not have breakpoints at all. The Directors informed the Adviser that they would monitor the Fund's assets and its profitability to the Adviser and anticipated revisiting the question of breakpoints in the future if circumstances warrant doing so.

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Share Class Conversion

As noted above, the Adviser also recommended and the Board approved at the Board Meeting the conversion of Class A, Class C, Class R, Class I and Class Z shares of the Fund to Advisor Class shares of the Fund.3 The conversion will be effected at net asset value without the imposition of a sales load, fee or other charge upon the conversion. This automatic conversion is not expected to be a taxable event for federal income tax purposes or to result in the recognition of gain or loss by converting stockholders, although stockholders should consult their own tax advisors.

After the conversion, net fund operating expenses will remain the same or decrease for all stockholders, depending on the class, assuming the current expense cap until the implementation of the Amended Agreement and the proposed expense cap thereafter remain in place. If the current and proposed expense caps do not remain in place, stockholders in certain classes, Class I and Class Z in particular, may be subject to higher fund operating expenses. At this time, the Adviser has no intention to terminate the current or proposed expense caps.

The differences in fees among the Fund's share classes are reflected in the fee tables under "Proposal: Approval of Amendment to the Investment Advisory Agreement – Comparative Fee and Expense Information."

After the conversion, the dollar amount of a stockholder's new Advisor Class shares will equal the dollar amount of the stockholder's class of shares that converted to Advisor Class shares. However, the number of shares owned by the stockholder could change because the Advisor Class share price (its net asset value) may differ from the price of the class of shares that converted to Advisor Class shares. With respect to stockholder voting rights, each share is entitled to one vote for each share (and a fractional vote for a fractional share); therefore, a stockholder who has fewer shares will have fewer votes. Because the differences in prices among the Fund's different share classes are currently not material, the difference in the number of shares owned by a stockholder after the conversion is not expected to change materially as a result of the conversion.

VOTING INFORMATION

Stockholders may vote by appearing in person at the Meeting, by returning the enclosed proxy card or by authorizing a proxy to vote their shares by telephone or through the Internet using the instructions provided on the enclosed proxy card.

All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Unless instructions to the contrary are marked on the proxies, the votes will be cast FOR the approval of the Amended Agreement. If no specification is made on a properly executed proxy, it will be voted for the Proposal in the manner recommended by the Board.

Any stockholder may revoke that stockholder's proxy at any time prior to exercise thereof by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) signing and delivering to the Secretary another proxy of a later date, or (iii) voting in person at the Meeting.

The approval of the Proposal requires the affirmative vote of the holders of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, which means (a) 67% or more of the shares of the Fund represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, whichever is less. Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or may represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). Abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the Meeting, but will have the effect of a vote against the Proposal. If any proposal, other than the Proposal, properly comes before the Meeting, shares represented by proxies will be voted on all such proposals in the discretion of the person or persons holding the proxies. Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the Proposal, no other business may properly come before the Meeting.

A quorum for the Meeting will consist of the presence in person or by proxy of the holders of one-third of the total outstanding shares of common stock of the Fund. In the event that (i) a quorum is not present at the Meeting; or (ii) a quorum is present but sufficient votes in favor of the position recommended by the Board for the Proposal (as described in the Proxy Statement) have not been timely received, the Chairman of the Meeting may authorize, or the persons named as proxies may propose and vote for, one or more adjournments of the Meeting up to 120 days after the Record Date, with no other notice than an announcement at the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote contrary to the position recommended by the Board for the Proposal will be voted against adjournment of the Meeting.

______________________________

3 The Fund intends to waive the eligibility requirements normally applicable to purchase Advisor Class shares. Stockholders receiving Advisor Class shares from the conversion will be permitted to exchange their Advisor Class shares of the Fund for Advisor

Class shares of other AB Funds.

13

The Fund has engaged Computershare Fund Services (the “Proxy Solicitor”) to provide proxy distribution, solicitation and tabulation services in connection with the Meeting. The Proxy Solicitor will be paid a fee of approximately $6,000 for its services, plus reimbursement of out-of-pocket expenses.

The Adviser beneficially owns 61.33% of the Fund's outstanding shares. The Adviser intends to vote the shares in the same proportion (for, against, or abstain) as the votes received from other stockholders of the Fund. This approach to voting, which is typically referred to as "echo voting," will not affect the proportion of shares voted "for" or "against" the Proposal, but will result in a quorum being present for the Meeting. A quorum will be established because the Adviser holds more than one-third of the total outstanding shares of common stock of the Fund and will be present at the Meeting.

If the Amended Agreement is not approved by the Fund's stockholders, the Adviser will continue to manage the Fund under the Agreement, and the Board will consider such further action, if any, as it deems necessary and in the best interests of the Fund and its stockholders.

The Board, including the Independent Directors, unanimously recommends that stockholders of the Fund vote FOR the Proposal.

ADDITIONAL INFORMATION

Other Service Agreements

Distributor: AllianceBernstein Investments, Inc. ("ABI"), a wholly-owned broker/dealer subsidiary of the Adviser located at 1345 Avenue of the Americas, New York, New York 10105, serves as the Fund's sole and exclusive distributor. During the fiscal year ended October 31, 2017, the Fund paid ABI $16,217 for distribution expenses. These services will continue to be provided if the Proposal is approved.

Transfer Agent: AllianceBernstein Investor Services, Inc. ("ABIS"), a wholly-owned transfer agent subsidiary of the Adviser located at 8000 IH 10 W, San Antonio, Texas 78230, serves as the Fund's transfer agent. During the fiscal year ended October 31, 2017, the Fund paid ABIS $25,691 for transfer agency services. These services will continue to be provided if the Proposal is approved.

Custodian and Accounting Agent: State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian of the Fund. If the Proposal is approved by stockholders, Brown Brothers Harriman & Co., 50 Post Office Square, Boston, MA 02110, will serve as custodian of the Fund.

Officers of the Company

The following table lists the names of each officer of the Company. The address for each of the Fund's officers is 1345 Avenue of the Americas, New York, NY 10105. Because of their position with the Adviser, and because the Adviser will be paid a management fee pursuant to the Amended Agreement, each officer of the Company who is also an officer, employee, director, general partner or stockholder of the Adviser may be considered to have an interest in the Amended Agreement.

14

NAME AND AGE	POSITION(S) HELD WITH COMPANY	PRINCIPAL OCCUPATION DURING PAST 5 YEARS

Robert M. Keith, 57	President and Chief Executive Officer	Senior Vice President of the Adviser* and the head of ABI* since July 2008; Director of ABI and President of the AB Mutual Funds. Previously, he served as Executive Managing Director of ABI from December 2006 to June 2008. Prior to joining ABI in 2006, Executive Managing Director of Bernstein Global Wealth Management, and prior thereto, Senior Managing Director and Global Head of Client Service and Sales of the Adviser's institutional investment management business since 2004. Prior thereto, he was Managing Director and Head of North American Client Service and Sales in the Adviser's institutional investment management business with which he has been associated since prior to 2004.

Philip L. Kirstein,[4] 72	Senior Vice President and Independent Compliance Officer

Senior Vice President and Independent Compliance Officer of the AB Funds, with which he has been associated since 2004. Prior thereto, he was Of Counsel to Kirkpatrick & Lockhart, LLP from October 2003 to October 2004, and General Counsel of Merrill Lynch Investment Managers, L.P. prior to March 2003.

Gershon M. Distenfeld, 42	Vice President	Senior Vice President of the Adviser,* with which he has been associated since prior to 2012.
Ashish C. Shah, 47	Vice President	Senior Vice President of the Adviser,* with which he has been associated since prior to 2012.
Ivan Rudolph-Shabinsky, 53	Vice President	Senior Vice President of the Adviser,* with which he has been associated since prior to 2012.
Emilie D. Wrapp, 62	Secretary	Senior Vice President, Assistant General Counsel and Assistant Secretary of ABI,* with which she has been associated since prior to 2012.

________________________

4 Mr. Kirstein is expected to retire by the end of calendar year 2017.

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NAME AND AGE	POSITION(S) HELD WITH COMPANY	PRINCIPAL OCCUPATION DURING PAST 5 YEARS

Joseph J. Mantineo, 58	Treasurer and Chief Financial Officer	Senior Vice President of ABIS,* with which he has been associated since prior to 2012.
Phyllis J. Clarke, 56	Controller	Vice President of ABIS,* with which she has been associated since prior to 2012.
Vincent S. Noto, 53	Chief Compliance Officer

Senior Vice President since 2015 and Mutual Fund Chief Compliance Officer of the Adviser* since 2014. Prior thereto, he was Vice President and Director of Mutual Fund Compliance of the Adviser since prior to 2012.

___________________________

* The Adviser, ABI and ABIS are affiliates of the Fund.

Brokerage and Research Services

The Fund may, from time to time, place orders for the purchase or sale of securities (including listed call options) with SCB & Co. and SCB Limited (a United Kingdom broker-dealer), affiliates of the Adviser (the "Affiliated Brokers"). In such instances the placement of orders with the Affiliated Brokers would be consistent with the Fund's objective of obtaining best execution and would not be dependent upon the fact that the Affiliated Brokers are affiliates of the Adviser. With respect to orders placed with the Affiliated Brokers for execution on a national securities exchange, commissions received must conform to Section 17(e)(2)(A) of the 1940 Act and Rule 17e-1 thereunder, which permit an affiliated person of a registered investment company (such as the Fund), or any affiliated person of such person, to receive a brokerage commission from such registered investment company provided that such commission is reasonable and fair compared to the commissions received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time.

The Fund paid no brokerage commissions to the Affiliated Brokers during fiscal year ended October 31, 2017, which represented 0% of the Fund's aggregate commissions paid to all brokers.

Payment of Proxy and Other Expenses Related to the Proposal

The Adviser has agreed to bear one half of the expenses relating to (i) the Meeting, including the preparation, printing and mailing of the proxy materials and of all related solicitations and (ii) the additional audit of the Fund's financial statements required as a result of changing the Fund's fiscal year end to conform to the fiscal year end of the other AB FlexFee Funds. The remaining one half of the aforementioned expenses will be borne by the Fund, subject to the applicable expense limitation.

16

INFORMATION REGARDING THE FUND

Shares Outstanding

At the close of business on the Record Date, the total number of shares of each class of the Fund outstanding is set forth below. Each share has voting rights as stated in this Proxy Statement and is entitled to one vote for each share (and a fractional vote for a fractional share).

	Class A	Class C	Advisor Class	Class R	Class K	Class I	Class Z	All Classes
Shares Outstanding	530,235	104,652	436,731	4,098	1,002	1,801,429	50,746	2,928,893

Ownership of Shares

The table below sets forth information concerning persons who owned of record or beneficially more than 5% of the Fund on the Record Date.

Class	Name and Address	No. of Shares	% of Share Class
Class A	LPL Financial Omnibus Customer Account Attn: Mutual Fund Trading 4707 Executive Dr. San Diego, CA 92121-3091	36,879	6.96%

	National Financial Services LLC For the Exclusive Benefit of Our Customers Attn: Mutual Funds Dept. 499 Washington Blvd., 4th Floor Jersey City, NJ 07310	352,273	66.44%

Class C	LPL Financial Omnibus Customer Account Attn: Mutual Fund Trading 4707 Executive Dr. San Diego, CA 92121-3091	31,201	29.81%

	Morgan Stanley Smith Barney Harborside Financial Center Plaza II, 3rd Floor Jersey City, NJ 07311	40,151	38.37%

	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	22,534	21.53%

17

Advisor Class	LPL Financial Omnibus Customer Account Attn: Mutual Fund Trading 4707 Executive Dr. San Diego, CA 92121-3091	96,291	22.05%

	National Financial Services LLC For the Exclusive Benefit of Our Customers Attn: Mutual Funds Dept. 499 Washington Blvd., 4th Floor Jersey City, NJ 07310	123,247	28.22%

	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	191,836	43.93%

Class R	AllianceBernstein L.P. Attn: Brent Mather-Seed Account 1 N. Lexington Ave. White Plains, NY 10601-1712	1,000	24.40%

	UMB Bank N.A. Cust. FBO Planmember 6187 Carpinteria Ave. Carpinteria, CA 93013-2805	3,095	75.52%

Class K	AllianceBernstein L.P. Attn: Brent Mather-Seed Account 1 N. Lexington Ave. White Plains, NY 10601-1712	1,000	99.80%

Class I	AllianceBernstein L.P. Attn: Brent Mather-Seed Account 1 N. Lexington Ave. White Plains, NY 10601-1712	1,790,331	99.38%

18

Class Z	Capital Bank & Trust Co. TTEE FBO Lomar Machine & Tool Co. SVGS P 8515 E. Orchard Rd., #2T2 Greenwood Village, CO 80111-5002	18,827	37.10%

	Matrix Trust Company Cust. FBO Western Power Sports, Inc. Employee 717 17th St., Ste. 1300 Denver, CO 80202-3304	27,670	54.53%

A stockholder who beneficially owns more than 25% of a Fund's outstanding voting securities is presumed to "control" the Fund, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a stockholder vote. To the knowledge of the Fund, the following persons owned beneficially 25% or more of the Fund's outstanding voting securities as of the Record Date:

Name and Address	Number of Shares of Fund	% of Fund

AllianceBernstein L.P. 1 N. Lexington Ave. White Plains, NY 10601-1712	1,796,361	61.33%

The Directors and officers of the Company and members of their families as a group beneficially owned less than 1% of the shares of beneficial interest of the Fund as of the Record Date.

Submission of Proposals for Next Meeting of Stockholders

The Company does not hold stockholder meetings annually. Any stockholder who wishes to submit a proposal to be included in the Company's proxy statement and form of proxy card for the Company's next meeting of stockholders should send the proposal to the Company so as to be received within a reasonable time before the Company begins to print and mail its proxy materials relating to such meeting.

19

A stockholder who wishes (a) to submit a proposal at a stockholders meeting but does not want the proposal to appear in the Company's proxy statement or proxy card, or (b) to submit a nomination for director at an annual meeting of stockholders, should consult the Company's Bylaws for timing and informational requirements. The Bylaws currently provide that, in any year in which an annual meeting of stockholders is to be held, to be timely, a stockholder's notice of nomination or proposal shall set forth all information required under the Bylaws and shall be delivered to the Secretary of the Company at the principal executive office of the Company not earlier than the 150th day prior to the anniversary of the date of mailing of the notice for the preceding annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of mailing of the notice for the preceding annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Reports to Stockholders

The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of its latest annual report and the most recent semi-annual report succeeding the annual report to stockholders upon request and without charge. To request a copy, please call ABI at (800) 221-5672 or contact Carol Rappa at AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105.

Householding

Stockholders of the Fund may have family members living in the same home who also own shares of the Fund. In order to reduce the amount of duplicative mail that is sent to homes with more than one Fund account, the Fund will, until notified otherwise, send only one copy of the Proxy Statement to each household address. If you would like to receive separate documents for each account holder, please call (800) 221-5672 or write to the Fund, 1345 Avenue of the Americas, New York, NY 10105. If you currently share a household with one or more other stockholders of the Fund and are receiving duplicate copies of the shareholder reports or proxy statements and would prefer to receive a single copy of such documents, please call or write at the telephone number or address listed above.

By Order of the Board of Directors, Emilie D. Wrapp Secretary

December 14, 2017

New York, New York

20

Appendix A

Form of Amended Agreement

INVESTMENT ADVISORY CONTRACT

AB BOND FUND, INC.

1345 Avenue of the Americas

New York, New York 10105

July 22, 1992, as amended December 29, 1992,
July 1, 1999, September 7, 2004, June 14, 2006,
December 16, 2009, February 4, 2010,
December 7, 2011, May 1, 2013, December 11, 2013,
May 7, 2014, July 15, 2014, April 22, 2016,
January 1, 2017, January 29, 2017, June 28, 2017, ~~and~~
August 2, 2017 and February __, 2018.

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, New York 10105

Dear Sirs:

We herewith confirm our agreement with you as follows:

1.       We are an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We are currently authorized to issue eleven portfolios of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the Prospectuses and the Statements of Additional Information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933 and the Act. We are engaged in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our Prospectuses and Statements of Additional Information, all in such manner and to such extent as may from time to time be authorized by our Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

2.         (a)      We hereby employ you to manage the investment and reinvestment of the assets in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

(b)      You will make decisions with respect to all purchases and sales of securities in each of our Portfolios. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in each of our Portfolios you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

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(c)        You will report to our Directors at each meeting thereof all changes in each Portfolio since the prior report, and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities in any of our Portfolios, you will bear in mind the policies set from time to time by our Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Securities Act of 1933 and the Act, the limitations in the Act and of the Internal Revenue Code in respect of regulated investment companies and the investment objective, policies and restrictions for each of our Portfolios.

(d)        It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement and at our request you will provide to us persons satisfactory to our Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates (other than us) shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and other reports to shareholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities).

3.        It is further agreed that you will reimburse us for that portion of the ordinary operating expenses of each of our Portfolios (except interest, taxes, brokerage, distribution service fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act and extraordinary expenses, all to the extent permitted by applicable state law and regulation) (collectively, "Excludable Expenses") incurred by us which exceeds, as to a Portfolio, the limits applicable to such Portfolio under the laws or regulations of any state in which our shares of such Portfolio are qualified for sale for the prior fiscal year.

We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses including: (a) payment of the fees payable to you under paragraph (5) hereof; (b) custody, transfer, and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

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4.        We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     5.       (a)      In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to the Intermediate Bond Portfolio a fee of 1/12 of 0.45 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.40 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio’s average net assets and 1/12 of 0.35 of 1.00% of the excess over $5 billion of the Portfolio’s average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

(b)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Bond Inflation Strategy a fee of 1/12 of 0.50 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.45 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio’s average net assets and 1/12 of 0.40 of 1.00% of the excess over $5 billion of the Portfolio’s average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

(c)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Municipal Bond Inflation Strategy a fee of 1/12 of 0.50 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.45 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio’s average net assets and 1/12 of 0.40 of 1.00% of the excess over $5 billion of the Portfolio’s average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

(d)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB All Market Real Return Portfolio a fee of 1/12 of .75 of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

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(e)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Limited Duration High Income Portfolio a fee of 1/12 of 0.55 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.50 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio’s average net assets and 1/12 of 0.45 of 1.00% of the excess over $5 billion of the Portfolio’s average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

(f)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Government Reserves Portfolio a fee of 1/12 of 0.20 of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

(g)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Tax-Aware Fixed Income Portfolio a fee of 0.45 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 0.40 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio’s average net assets and 0.35 of 1.00% of the excess over $5 billion of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

(h)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Credit Long/Short Portfolio a fee of 1/12 of 0.85 of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination. ~~In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our High Yield Portfolio a fee of 1/12 of 0.55 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.50 of 1.00% of the excess over $2.5 billion up to $5.0 billion of the Portfolio’s average net assets, and 1/12 of 0.45 of 1.00% of the excess over $5.0 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.~~

(i)       In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Income Fund, a fee of 1/12 of 0.45 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.40 of 1.00% of the excess over $2.5 billion up to $5.0 billion of the Portfolio’s average net assets, and 1/12 of 0.35 of 1.00% of the excess over $5.0 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

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(j)       In consideration of the foregoing, we will pay you with respect to our AB FlexFee International Bond Portfolio and AB FlexFee High Yield Portfolio (each, a “Performance Fee Fund”), a fee as described in Schedule A to this agreement. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

6.        This agreement (i) shall become effective on July 1, 1999 and shall remain in effect until June 30, 2001 in the case of the Intermediate Bond Portfolio, (ii) shall become effective on January 26, 2010 and shall remain in effect until January 26, 2012 in the case of the Bond Inflation Strategy and the Municipal Bond Inflation Strategy, (iii) shall become effective on May 8, 2010 and shall remain in effect until May 8, 2012 in the case of the AB All Market Real Return Portfolio, (iv) shall become effective on December 7, 2011 and shall remain in effect until December 7, 2013 in the case of the Limited Duration High Income Portfolio, (v) shall become effective on May 1, 2013 and shall remain in effect until May 1, 2015 in the case of the Government Reserves Portfolio, (vi) shall become effective on December 11, 2013 and shall remain in effect until December 11, 2015 in the case of the Tax-Aware Fixed Income Portfolio, (vii) shall become effective on May 7, 2014 and shall remain in effect until May 7, 2016 in the case of the Credit Long/Short Portfolio, (viii) shall become effective on ~~July 15, 2014~~February __, 2018 and shall remain in effect until ~~July 15~~December 31, ~~2016~~2019 in the case of the AB FlexFee High Yield Portfolio, (ix) shall become effective on April 22, 2016 and shall remain in effect until April 22, 2018 in the case of the AB Income Fund, (x) shall become effective on June 28, 2017 and shall remain in effect until June 28, 2019 in the case of the AB FlexFee International Bond Portfolio, and (xi) shall continue in effect thereafter with respect to each Portfolio so long as its continuance is specifically approved at least annually by our Directors or by majority vote of the holders of our outstanding voting securities (as so defined) of such Portfolio, and, in either case, by a majority of our Directors who are not parties to this agreement or interested persons, as defined in the Act, of any such party (other than as Directors of the Fund) provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, you may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our Directors on 60 days' written notice to you, or by you with respect to any Portfolio on 60 days' written notice to us.

7.        This agreement may not be transferred, assigned, sold or in any matter hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     8.       (a)       Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

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(b)        You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours, AB Bond Fund, Inc.

By:
	Name:	Eric C. Freed
	Title:	Assistant Secretary

Agreed to and accepted July 22, 1992, as amended December 29, 1992, July 1, 1999,
September 7, 2004, June 14, 2006, December 16, 2009, February 4, 2010, December 7, 2011,
May 1, 2013, December 11, 2013, May 7, 2014, July 15, 2014, April 22, 2016, January 1. 2017,
January 29, 2017, June 28, 2017, ~~and~~ August 2, 2017 and February __, 2018.

AllianceBernstein L.P.

By:
	Name:	Emilie D. Wrapp
	Title:	Assistant Secretary
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SCHEDULE A

to the Investment Advisory Contract between

AB BOND FUND, INC.

and

ALLIANCEBERNSTEIN L.P.

General. In consideration of the services described in the agreement, we will pay you, in the case of each Performance Fee Fund, a fee (“Management Fee”) that will be composed of a Base Fee (defined below) and a Performance Adjustment (defined below) to the Base Fee based upon the investment performance of the Advisor Class shares of the Performance Fee Fund (“Measuring Class”) in relation to the investment record of a securities index determined by our Directors to be appropriate (“Index”) over the same performance period.

Base Fee. The base fee is calculated and accrued daily, at an annualized percentage rate of the Performance Fee Fund’s average daily net assets (“Base Fee”) as set forth below.

Performance Fee Fund	Base Fee
AB FlexFee International Bond Portfolio	0.40%
AB FlexFee High Yield Portfolio	0.40%

Performance Adjustment. Your compensation is increased or decreased from the Base Fee by a performance adjustment (“Performance Adjustment”) that depends on whether, and to what extent, the investment performance of the Measuring Class exceeds, or is exceeded by, the Index Hurdle (as set forth below) over the Performance Period (as defined below).

Performance Fee Fund	Index Hurdle
AB FlexFee International Bond Portfolio	Bloomberg Barclays Global Aggregate (USD Hedged) Index plus 0.70% (70 basis points)
AB FlexFee High Yield Portfolio	Markit iBoxx USD Liquid High Yield Index plus 0.75% (75 basis points)

AB FlexFee International Bond Portfolio

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 0.00429% (0.429 basis points) of the Performance Fee Fund’s average daily net assets for each 0.01% (1 basis point) of absolute performance by which the performance of the Measuring Class exceeds or lags the Index Hurdle for the period from the beginning of the Performance Period through the prior business day or, if the performance of the Index is made available to the Performance Fee Fund on a daily basis at a time sufficient to permit the calculation of the Performance Adjustment on a current-day basis while maintaining the Performance Fee Fund’s ability to meet applicable deadlines for publishing its daily net asset value (“NAV”) per share, within a reasonable time after the commencement of such availability, through the current business day. The maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of +/- 0.30% (30 basis points) of the Performance Fee Fund’s average daily net assets, which would occur when the performance of the Measuring Class exceeds, or is exceeded by, the Index Hurdle by 1.40% (140 basis points) or more for the Performance Period.

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AB FlexFee High Yield Portfolio

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 4/15 of a basis point (0.002667%) of the Performance Fee Fund’s average daily net assets for each 0.01% (1 basis point) of absolute performance by which the performance of the Measuring Class exceeds or lags the Index Hurdle for the period from the beginning of the Performance Period through the current business day. The maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of +/- 0.20% (20 basis points) of the Performance Fee Fund’s average daily net assets, which would occur when the performance of the Measuring Class exceeds, or is exceeded by, the Index Hurdle by 0.75% (75 basis points) or more for the Performance Period.

All Performance Fee Funds.

For purposes of calculating the Performance Adjustment, the investment performance of the Measuring Class will be the sum of:

1)	the change in the Class’ NAV per share during the Performance Period; plus
2)	the value of the Class’ cash distributions per share accumulated to the end of the Performance Period; plus

3)	the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period; expressed as a percentage of the Class’ NAV per share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Class at the NAV per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

The investment record of the Index will be the sum of:

1)	the change in the level of the Index during the Performance Period; plus
2)	the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at least as frequently as the end of each calendar quarter following the payment of the dividend.

Notwithstanding any other provision in this Schedule A, any calculations of the investment performance of the Measuring Class and the investment performance of the Performance Fee Fund’s Index will be made in accordance with the Investment Advisers Act of 1940, as amended, and any applicable rules thereunder.

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Performance Period.

AB FlexFee International Bond Portfolio. The period over which performance is measured (“Performance Period”) is initially from June 28, 2017 to December 31, 2018 and thereafter each 12-month period beginning on the first day in the month of January through December 31 of the same year.

AB FlexFee High Yield Portfolio. The period over which performance is measured (“Performance Period”) is initially from February __, 2018 to December 31, 2019 and thereafter each 12-month period beginning on the first day in the month of January through December 31 of the same year.

Payment of Fees.

AB FlexFee International Bond Portfolio. With respect to the Performance Fee Fund, we will pay you, on a monthly basis, the minimum fee rate of 0.10% on an annualized basis (Base Fee minus the maximum Performance Adjustment) applied to the average daily net assets of the Performance Fee Fund for the month. At the end of the Performance Period, we will pay you the total Management Fee for the Performance Period, less the amount of any minimum fees paid during the Performance Period.

AB FlexFee High Yield Portfolio. With respect to the Performance Fee Fund, we will pay you, on a monthly basis, the minimum fee rate of 0.20% on an annualized basis (Base Fee minus the maximum Performance Adjustment) applied to the average daily net assets of the Performance Fee Fund for the month. At the end of the Performance Period, we will pay you the total Management Fee for the Performance Period, less the amount of any minimum fees paid during the Performance Period.

Index. The Performance Fee Fund’s Index is set forth in the chart above under the column “Index Hurdle”. If our Directors determine that another appropriate Index should be substituted as the Index, they may determine to use such other appropriate Index for purposes of the Performance Adjustment (the “Replacement Index”) without shareholder approval, unless shareholder approval of the change is otherwise required by applicable law. Any Replacement Index will be applied prospectively to determine the amount of the Performance Adjustment. The Index will continue to be used to determine the amount of the Performance Adjustment for that part of the Performance Period prior to the effective date of the Replacement Index.

Measuring Class. The Measuring Class of shares of the Performance Fee Fund initially is the Advisor Class shares of the Performance Fee Fund. If our Directors determine that a different class of shares of the Performance Fee Fund is the most appropriate for use in calculating the Performance Adjustment, they may change the class of shares used as the Measuring Class without shareholder approval, unless shareholder approval of such change is otherwise required by applicable law. If a different class of shares (the “Replacement Measuring Class”) is substituted in calculating the Performance Adjustment, the use of the Replacement Measuring Class of shares for purposes of calculating the Performance Adjustment may apply to the entire Performance Period so long as the Replacement Measuring Class was outstanding at the beginning of such period. If the Replacement Measuring Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the Replacement Measuring Class was outstanding, and any previous portion of the Performance Period will be calculated using the Measuring Class.

A-9

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

ALL VOTES MUST BE RECEIVED BEFORE JANUARY 18, 2018

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours
All votes must be received before January 18, 2018

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours
All votes must be received before
January 18, 2018

VOTE BY MAIL
Vote, sign and date this Proxy Card
and return in the postage-paid
envelope
All votes must be received before
January 18, 2018

VOTE IN PERSON
Attend Stockholder Meeting
1345 Avenue of the Americas
New York, NY 10105
on January 18, 2018 at 2:30PM ET

Please detach at perforation before mailing.

PROXY

AB BOND FUND, INC.

AB HIGH YIELD PORTFOLIO

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 18, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of AB High Yield Portfolio (the "Fund"), a series of AB Bond Fund, Inc., an open–end management investment company organized as a Maryland corporation (the “Company”), hereby appoints Eric Freed and Carol Rappa, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders (the "Meeting") to be held at 2:30 p.m., Eastern Time, on January 18, 2018, at the offices of AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The shares represented hereby will be voted as indicated or FOR the Proposal if no choice is indicated.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

WE URGE YOU TO SIGN, DATE ON THE REVERSE SIDE AND MAIL THE ENCLOSED PROXY PROMPTLY

ABH_29447_120417

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholder to Be Held on January 18, 2018.

The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/all-29447

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

UNLESS YOU VOTE IN PERSON AT THE STOCKHOLDER MEETING,

ALL VOTES MUST BE RECEIVED BEFORE JANUARY 18, 2018

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:	X

A	Proposal THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

			FOR	AGAINST	ABSTAIN
	1.	To approve an amendment to the investment advisory agreement between AllianceBernstein L.P., the	☐	☐	☐
Fund’s investment adviser, and the Company with respect to the Fund to change the Fund’s advisory fee to a performance-based, or “fulcrum,” fee.

B	Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below
	Note:	Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box

/ /
608999900109999999999
xxxxxxxxxxxxxx	ABH 29447	M xxxxxxxx	+